EXHIBIT 10.6
SUPPLEMENT TO COLLATERAL TRUST AGREEMENT
Reference is made to the Collateral Trust Agreement, dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among AK Steel Corporation, a Delaware corporation (the “Company” or “Grantor”), U.S. Bank National Association, as Senior Indenture Trustee, U.S. Bank National Association, as Collateral Agent, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.
This Supplement to Collateral Trust Agreement, dated as of April 29, 2014 (this “Supplement to Collateral Trust Agreement”), is being delivered pursuant to Section 5(g) of the Collateral Trust Agreement.
Each of the undersigned, AK TUBE LLC, a Delaware limited liability company (“AK Tube”), and AK STEEL PROPERTIES, INC., a Delaware corporation (“AK Properties”, and together AK Tube, the “Additional Grantors”), hereby agrees to become a party to the Collateral Trust Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by all of the terms and provisions of the Collateral Trust Agreement as fully as if each Additional Grantor had executed and delivered the Collateral Trust Agreement as of the date thereof.
This Supplement to Collateral Trust Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement to Collateral Trust Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Supplement to Collateral Trust Agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
This Supplement to Collateral Trust Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.
[Signature Pages Follow]

IN WITNESS WHEREOF, each Additional Grantor has caused this Supplement to Collateral Trust Agreement to be duly executed by its authorized representative as of the day and year first above written.

AK TUBE LLC

By:	/s/ Edward J. Urbaniak, Jr.
Name: Edward J. Urbaniak, Jr.
Title: President

AK STEEL PROPERTIES, INC.

By:	/s/ David E. Westcott
Name: David E. Westcott
Title: Treasurer

[Supplement to Collateral Trust Agreement]

The Collateral Agent acknowledges receipt of this Supplement to Collateral Trust Agreement and agrees to act as Collateral Agent with respect to the Collateral pledged by each Additional Grantor, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President & Trust Officer

[Supplement to Collateral Trust Agreement]